UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Pkwy, Bldg. Two, Suite 500, Austin, Texas	78730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 427-3300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously reported, on September 16, 2010, Brigham Exploration Company (the “Company”) and the Company’s subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), in which the Company agreed to issue and sell $300 million aggregate principal amount of the Company’s 8 3/4% Senior Notes due 2018 (the “Senior Notes”) to the Initial Purchasers at a purchase price of 100% of the principal amount of the Senior Notes (the “Offering”). The Guarantors agreed to guarantee payment of the Senior Notes. The closing of the sale of the Senior Notes occurred September 27, 2010.
In connection with the sale of the Senior Notes, the Company entered into the Registration Rights Agreement, dated September 27, 2010, among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Notes under the Securities Act of 1933 (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes or cause to become effective a shelf registration statement providing for the resale of the Senior Notes. The Company is required to file an exchange offer registration statement (the “Registration Statement”) on or prior to 210 days after September 27, 2010, and use reasonable best efforts to cause such Registration Statement to become effective within 360 days after September 27, 2010. If the exchange offer is not consummated within 400 days after September 27, 2010, or upon the occurrence of certain other contingencies, the Company will file a shelf registration statement to cover resales of the Senior Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Senior Notes. The Registration Rights Agreement is attached as Exhibit 4.20 hereto and incorporated herein by reference.
In addition, the Company entered into the indenture described in Item 2.03 below. The information in Item 2.03 of this report is incorporated herein by reference.
Also as previously reported, on September 13, 2010, the Company commenced a cash tender offer (the “Offer”) for any and all of the $160 million aggregate principal amount outstanding of its 9 5/8 Senior Notes due 2014 (the “Outstanding Notes”) and a solicitation of consents to amend the indenture governing the Outstanding Notes (the “Outstanding Notes Indenture”).
On September 27, 2010, the Company issued a press release announcing that it had received the requisite consents to amend the Outstanding Notes Indenture, and the Company and the Guarantors entered into the First Supplemental Indenture, dated September 27, 2010, with Wells Fargo Bank, National Association, as Trustee. The First Supplemental Indenture eliminated or made less restrictive most restrictive covenants in the Outstanding Notes Indenture and shortened the redemption notice period from 30 days to three days. The amendments contained in the First Supplemental Indenture became operative on September 27, 2010 when the Company accepted the tendered Outstanding Notes for payment. The First Supplemental Indenture is attached hereto as Exhibit 4.16 and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, pursuant to the Purchase Agreement, the Company sold $300 million aggregate principal amount of the Senior Notes on September 27, 2010. The Offering was conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Rule 144(A) and Regulation S under the Securities Act.
The Senior Notes were issued pursuant to an indenture entered into on September 27, 2010 (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Senior Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantor’s ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Senior Notes may declare all outstanding Senior Notes to be due and payable immediately.
The Company will pay interest on the Senior Notes April 1 and October 1 of each year, beginning April 1, 2011. The Senior Notes will mature on October 1, 2018.
The Senior Notes will be redeemable, in whole or in part, on or after October 1, 2014 at the redemption prices set forth in the Indenture. The Company may redeem up to 35% of the Senior Notes before October 1, 2013 with the net cash proceeds from certain equity offerings. Additionally, the Company may redeem some or all of the Senior Notes prior to October 1, 2014 at a price equal to 100% of the principal amount of the Senior Notes plus a make-whole premium. If a change of control occurs, the Company may be required to offer to repurchase the Senior Notes at a price of 101% of the principal amount of the Senior Notes, plus accrued interest.
With certain limited exceptions, the Senior Notes will be guaranteed by all of the Company’s existing and future domestic subsidiaries. The Senior Notes and the guarantees will be the Company’s general, unsecured obligations and will rank equally in right of payment with the Company’s existing and future senior indebtedness, rank senior to all of the Company’s future subordinated indebtedness and be effectively junior in right of payment to all of the Company’s and the Guarantors’ existing and future secured indebtedness.

The Indenture and the Rule 144A and Regulation S Senior Notes with the Notation of Guarantee are attached as Exhibits 4.17, 4.18 and 4.19, respectively, and incorporated herein by reference.
Item 8.01 Other Events
On September 27, 2010, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on September 24, 2010, which was the deadline for holders to tender their Outstanding Notes in order to receive the total consideration (which includes the consent payment of $30 per $1,000 principal amount of Outstanding Notes) in connection with the Offer, tenders and consents had been received from holders of $154,376,000 in aggregate principal amount of the Outstanding Notes, representing 96.49% of the Outstanding Notes. From the net proceeds of the sale of the Senior Notes, the Company paid an aggregate of $168,429,576.28 to tendering holders of Outstanding Notes in payment of the tender offer consideration, accrued interest and consent payment due on the tendered Outstanding Notes.
On September 27, 2010, the Company called for redemption on October 8, 2010 the $5,624,000 aggregate principal amount of Outstanding Notes that remain outstanding at a redemption price of $1,048.13 per $1,000 principal amount of the Outstanding Notes, plus accrued and unpaid interest on the Outstanding Notes to, but not including, the redemption date.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed as part of this current report on Form 8-K.

4.16	First Supplemental Indenture, dated September 27, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee
4.17	Indenture, dated September 27, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee
4.18	Rule 144A 8 3/4% Senior Note due 2018 and Notation of Guarantee
4.19	Regulation S 8 3/4% Senior Note due 2018 and Notation of Guarantee
4.20	Registration Rights Agreement, dated September 27, 2010, among the Company, the Guarantors and the Initial Purchasers

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: September 30, 2010	By:	/s/ EUGENE B. SHEPHERD, JR.
		Name:	Eugene B. Shepherd, Jr.
		Title:	Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

4.16	First Supplemental Indenture, dated September 27, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee
4.17	Indenture, dated September 27, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee
4.18	Rule 144A 8 3/4% Senior Note due 2018 and Notation of Guarantee
4.19	Regulation S 8 3/4% Senior Note due 2018 and Notation of Guarantee
4.20	Registration Rights Agreement, dated September 27, 2010, among the Company, the Guarantors and the Initial Purchasers.